UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2016

JETPAY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35170	90-0632274
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1175 Lancaster Avenue, Suite 200, Berwyn, PA 19312

(Address of Principal Executive Offices) (Zip Code)

(484) 324-7980

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Consent to Amendment of Promissory Notes

On April 11, 2016, JetPay Corporation (“JetPay” or the “Company”) entered into Consent to Amendment of Promissory Note letter agreements with each of Bipin C. Shah, the Company’s Chief Executive Officer, Jonathan Lubert, a Director of the Company, and Flexpoint Fund II, L.P. (“Fund II”), an investor in the Company which has two of its principals on the Company’s Board of Directors, to extend until July 31, 2016 the maturity dates of certain Unsecured Promissory Notes dated January 15, 2016 in the principal amounts of $400,000, $500,000, and $1,050,000, respectively (the “Promissory Notes”). Please refer to the Current Report on Form 8-K filed on January 22, 2016 for further details on the Promissory Notes. The Promissory Notes originally carried a maturity date of the earlier of April 14, 2016 or the occurrence of an event of a default that is not properly cured or waived.

In addition to extending the maturity dates, the Consent to Amendment of Promissory Note letter agreements require the payment of all accrued and unpaid interest on the original Promissory Notes, as well as any unpaid commitment fees.

The foregoing description of the Consent to Amendment of Promissory Note letter agreements does not purport to be complete and is qualified in its entirety by reference to the Consent to Amendment of Promissory Note letter agreements attached hereto as Exhibit 10.1, 10.2 and 10.3 and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 under the heading “Consent to Amendment of Promissory Notes” is incorporated by reference herein.

Additional Information

                This communication is being made in respect of the previously disclosed Transaction involving JetPay and CollectorSolutions, Inc. (“CSI”). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities. JetPay will file a proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the proposed Transaction, which will be sent to the JetPay stockholders. Stockholders are advised to read the proxy statement when it becomes available because it will contain important information about JetPay, CSI and the proposed Transaction. JetPay may also file other documents with the SEC regarding the proposed Transaction with CSI. When filed, these documents and other documents relating to the proposed Transaction can be obtained free of charge from the SEC’s website at www.sec.gov. These documents also can be obtained free of charge by accessing JetPay’s website at http://www.jetpay.com/corp-investor-relations.php. Alternatively, these documents, when available, can be obtained free of charge from JetPay upon written request to: JetPay Corporation, Attn: Investor Relations, 1175 Lancaster Avenue, Suite 200, Berwyn, Pennsylvania 19312.

                JetPay and CSI and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the JetPay stockholders in connection with the proposed Transaction. Information about these participants may be found in the definitive proxy statement of JetPay relating to its 2015 Annual Meeting of Stockholders filed with the SEC on July 2, 2015. The definitive proxy statement (when it becomes available) can be obtained free of charge from the sources indicated above. Additional information regarding the interests of such participants will be included in the proxy statement and other relevant documents regarding the proposed Transaction filed with the SEC when they become available, copies of which may also be obtained free of charge from the sources indicated above.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

10.1	Consent to Amendment of Promissory Note dated April 11, 2016, made by JetPay Corporation in favor of Bipin C. Shah.

10.2	Consent to Amendment of Promissory Note dated April 11, 2016, made by JetPay Corporation in favor of Jonathan Lubert.

10.3	Consent to Amendment of Promissory Note dated April 11, 2016, made by JetPay Corporation in favor of Flexpoint Fund II, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 12, 2016
JETPAY CORPORATION

	By:	/s/ Gregory M. Krzemien
Name: Gregory M. Krzemien
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consent to Amendment of Promissory Note dated April 11, 2016, made by JetPay Corporation in favor of Bipin C. Shah.

10.2	Consent to Amendment of Promissory Note dated April 11, 2016, made by JetPay Corporation in favor of Jonathan Lubert.

10.3	Consent to Amendment of Promissory Note dated April 11, 2016, made by JetPay Corporation in favor of Flexpoint Fund II, L.P.

.